Exhibit 2.1

SIMPLIFICATION AGREEMENT

by and among

ALLIANCE HOLDINGS GP, L.P.

ALLIANCE GP, LLC

WILDCAT GP MERGER SUB, LLC

MGP II, LLC

ARM GP HOLDINGS, INC.

NEW AHGP GP, LLC

ALLIANCE RESOURCE PARTNERS, L.P.

ALLIANCE RESOURCE MANAGEMENT GP, LLC

AND

ALLIANCE RESOURCE GP, LLC

Dated as of February 22, 2018

TABLE OF CONTENTS

	ARTICLE I

	CERTAIN DEFINITIONS

Section 1.1	Certain Definitions	4

	ARTICLE II

	DISTRIBUTIONS
Section 2.1	Order of Completion	9
Section 2.2	Distribution of the AROP General Partner Interest to MGP II	9
Section 2.3	Amendment and Restatement of the AROP Partnership Agreement	9
Section 2.4	Distribution of Alliance Coal Managing Member Interest to MGP II	9
Section 2.5	Amendment and Restatement of the Alliance Coal Operating Agreement	10
Section 2.6	Distribution of the Distribution Units to AHGP	10
Section 2.7	Distribution of MGP Interest to AHGP	10
Section 2.8	Distribution of the MGP Interest to AGP	10
Section 2.9	Amendment and Restatement of the MGP Operating Agreement	10

	ARTICLE III

	THE MERGER; EFFECTS OF THE MERGER

Section 3.1	The Merger	10
Section 3.2	Closing	11

	ARTICLE IV

	MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 4.1	AHGP Unitholder Consideration	11
Section 4.2	Rights As Unitholders; Unit Transfers	12
Section 4.3	Exchange Procedures	12
Section 4.4	Anti-Dilution Provisions	15
Section 4.5	Treatment of Deferred Equity Awards	15

	ARTICLE V

	POST-MERGER CONTRIBUTIONS

Section 5.1	Order of Completion	16
Section 5.2	Contribution of the AHGP General Partner Interest to New AHGP GP	16
Section 5.3	Contribution of AHGP Limited Partner Interest to ARLP and the Contribution of New AHGP GP to ARLP	16
Section 5.4	Amendment of the AHGP Amended and Restated Partnership Agreement	17

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Section 5.5	Amendment of the New AHGP GP LLC Agreement	17

	ARTICLE VI

	REPRESENTATIONS AND WARRANTIES

Section 6.1	Representations and Warranties of the Parties	17

	ARTICLE VII

	COVENANTS

Section 7.1	Reasonable Best Efforts; Third Party Approvals	20
Section 7.2	Registration Statement	20
Section 7.3	Press Releases	21
Section 7.4	New ARLP Common Units Listed	21
Section 7.5	Section 16 Matters	21
Section 7.6	Notification of Certain Matters	22
Section 7.7	Indemnification	22
Section 7.8	Certificate for New ARLP Common Units	23

	ARTICLE VIII

	CONDITIONS TO CONSUMMATION OF THE MERGER

Section 8.1	Unitholder Vote	23
Section 8.2	Governmental Approvals	24
Section 8.3	No Injunction	24
Section 8.4	Representations, Warranties and Covenants of the ARLP Parties	24
Section 8.5	Representations, Warranties and Covenants of the AHGP Parties	24
Section 8.6	Effective Registration Statement	25
Section 8.7	NASDAQ Listing	25

	ARTICLE IX

	TERMINATION

Section 9.1	Termination	25
Section 9.2	Effect of Termination	26

	ARTICLE X

	MISCELLANEOUS

Section 10.1	Expenses	26
Section 10.2	Waiver; Amendment	27
Section 10.3	Counterparts	27
Section 10.4	Governing Law	27

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SIMPLIFICATION AGREEMENT

This SIMPLIFICATION AGREEMENT, dated as of February 22, 2018 (this “Agreement”), is entered into by and among Alliance Holdings GP, L.P., a Delaware limited partnership (“AHGP”), Alliance  GP, LLC, a Delaware limited liability company and the general partner of AHGP (“AGP”), Wildcat GP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of AGP (“Merger Sub”), MGP II, LLC, a Delaware limited liability company and the sole member of MGP (“MGP II”), ARM GP Holdings, Inc., a Delaware corporation and wholly owned subsidiary of AHGP (“ARMH”), New AHGP GP, LLC, a Delaware limited liability company and wholly owned subsidiary of AGP (“New AHGP GP”), Alliance Resource Partners, L.P., a Delaware limited partnership (“ARLP”), Alliance Resource Management GP, LLC, a Delaware limited liability company and the general partner of ARLP (“MGP”), and Alliance Resource GP, LLC, a Delaware limited liability company (“SGP”).

RECITALS

WHEREAS,  MGP (i) is the managing general partner of AROP and (ii) owns a 1.0001% General Partner Interest (as defined in the AROP Partnership Agreement) in AROP (the “AROP Managing General Partner Interest”);

WHEREAS,  MGP (i) is the managing member of Alliance Coal, LLC, a Delaware limited liability company (“Alliance Coal”) and (ii) owns a 0.001% Membership Interest (as defined in the Alliance Coal Operating Agreement) in Alliance Coal (the “Alliance Coal Managing Member Interest”);

WHEREAS, MGP II (i) owns 56,100,000 ARLP Common Units (the “Distribution Units”) and (ii) 100% of the limited liability company interests of MGP (the “MGP Interest”);

WHEREAS, AGP is the (i) general partner of AHGP and (ii) owns the General Partner Interest (as defined in the AHGP Partnership Agreement) in AHGP (the “AHGP General Partner Interest”);

WHEREAS, AGP is (i) the sole member of New AHGP GP and (ii) owns 100% of the limited liability company interests of New AHGP GP (the “New AHGP GP Interest”);

WHEREAS,  MGP, in its individual capacity, desires to distribute the AROP Managing General Partner Interest to MPG II and cease to be the managing general partner of AROP, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, simultaneously with the distribution by MGP of the AROP Managing General Partner Interest to MPG II, MGP II desires to be admitted to AROP as the managing general partner of AROP;

WHEREAS, following the admission of MGP II to AROP as the managing general partner of AROP, MGP II desires to amend and restate the AROP Partnership Agreement to reflect, among other items, the admission of MGP II as the managing general partner of AROP;

WHEREAS,  MGP, in its individual capacity, desires to distribute the Alliance Coal Managing Member Interest to MPG II and cease to be the managing member of Alliance Coal, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, simultaneously with the distribution by MGP of the Alliance Coal Managing Member Interest to MPG II, MGP II desires to be admitted to Alliance Coal as the managing member of Alliance Coal;

WHEREAS, following the admission of MGP II to Alliance Coal as the managing member of Alliance Coal, MGP II desires to amend and restate the Alliance Coal Operating Agreement to reflect, among other items, the admission of MGP II as the managing member of Alliance Coal;

WHEREAS,  immediately following the foregoing distribution, MGP II desires to distribute (i) 99.999% of (a) the Distribution Units and (b) the MGP Interest to AHGP and (ii) 0.001% of (x) the Distribution Units and (y) the MGP Interest to ARMH, and immediately after such distribution, ARMH desires to distribute such portion of the Distribution Units and MGP Interest it received from MGP II to AHGP;

WHEREAS, simultaneously with the distribution by MGP II and ARMH of the Distribution Units and MGP Interest to AHGP, AHGP desires to be admitted to MGP as the sole member thereof;

WHEREAS, on the Closing Date and immediately following the foregoing actions, Merger Sub will merge with and into AHGP, with AHGP surviving (the “Merger”), such that (i) all of the AHGP Common Units issued and outstanding immediately prior to the Effective Time, including any AHGP Deferred Phantom Units that will be treated as AHGP Common Units pursuant to Section 4.5 of this Agreement (the “Outstanding AHGP Common Units”), will be cancelled and converted into the right to receive the Exchange Units, (ii) AGP will continue to be the sole general partner of AHGP and (iii) SGP will become the sole limited partner of AHGP and own 100% of the limited partner interests of AHGP (the “AHGP Limited Partner Interest”);

WHEREAS, simultaneously with the consummation of the Merger, AHGP desires to distribute the MGP Interest to AGP and cease to be the sole member of MGP;

WHEREAS, simultaneously with the distribution by AHGP of the MGP Interest to AGP, AGP desires to be admitted to MGP as the sole member thereof;

WHEREAS, following the admission of AGP as the sole member of MGP, AGP desires to amend and restate the MGP Operating Agreement to reflect, among other items, the admission of AGP as the sole member of MGP;

WHEREAS, immediately following the foregoing actions, AGP desires to contribute the AHGP General Partner Interest to New AHGP GP and cease to be the general partner of AHGP;

WHEREAS, following the admission of New AHGP GP to AHGP as the general partner of AHGP, New AHGP GP desires to amend the AHGP Amended and Restated Partnership Agreement to reflect the admission of New AHGP GP as the general partner of AHGP;

WHEREAS, immediately following the foregoing actions, (i) SGP desires to contribute the AHGP Limited Partner Interest to ARLP in exchange for New ARLP Common Units; (ii) ARLP desires to issue the New ARLP Common Units to SGP in exchange for the AHGP Limited Partner Interest; and (iii) simultaneously with the contribution by SGP of the AHGP Limited Partner Interest to ARLP, AGP desires to contribute 100% of the New AHGP GP Interest to ARLP;

WHEREAS, following the admission of ARLP to New AHGP GP as the sole member of New AHGP GP, ARLP desires to amend the New AHGP GP LLC Agreement to reflect the admission of ARLP as the sole member of New AHGP GP;

WHEREAS, the Board of Directors of AGP (the “AGP Board”), acting in its capacity as general partner of AHGP, has determined that this Agreement and the transactions contemplated hereby, including the Merger,  are fair and reasonable to, and in the best interests of, AHGP and its limited partners, including the limited partners of AHGP that are not Affiliates of AGP (the “AHGP Unaffiliated Unitholders”), taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to AHGP);

WHEREAS, the Board of Directors of MGP (the “MGP Board”), acting in its capacity as general partner of ARLP, has determined that this Agreement and the transactions contemplated hereby, including,  immediately following the Merger, (i) the issuance of the New ARLP Common Units to SGP in exchange for the AHGP Limited Partner Interest and (ii) the receipt by ARLP of the New AHGP GP Interest  (collectively, the “ARLP Transactions”), are fair to, and in the best interests of, ARLP and its limited partners, including the limited partners of ARLP other than AHGP and its Affiliates (the “ARLP Unaffiliated Unitholders”), taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to ARLP);

WHEREAS,  concurrently with the execution and delivery of this Agreement, as a condition and inducement to the parties’ willingness to enter into this Agreement,  certain unitholders of AHGP who collectively beneficially own a majority of the outstanding AHGP Common Units and who are identified as parties to the AHGP Unitholder Support Agreement (collectively, such AHGP unitholders, the “AHGP Supporting Unitholders”) are entering into the AHGP Unitholder Support Agreement, pursuant to which, among other things, the AHGP Supporting Unitholders have agreed, subject to the terms and conditions set forth therein, to vote (or cause the vote of, as applicable) all of their AHGP Common Units beneficially owned by them as set forth in Schedule I thereto in favor of the Merger and the approval and adoption of this Agreement and the transactions contemplated thereby, as the same may be amended, supplemented, restated or otherwise modified from time to time, and the transactions contemplated hereby;

WHEREAS,  each of (i) the AGP Board, on behalf of itself and AHGP, (ii) the MGP Board, on behalf of itself and ARLP, and (iii) AGP, as the sole member of Merger Sub, has approved this Agreement and the transactions contemplated hereby; and

WHEREAS,  the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement,

including the Merger, the Distributions and the Contributions, and also to prescribe various conditions to the Merger.

NOW,  THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1      Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph to this Agreement.

“AGP” shall have the meaning set forth in the introductory paragraph of this Agreement.

“AGP Board”  shall have the meaning set forth in the recitals to this Agreement.

“AGP LLC Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of Alliance GP, LLC, dated as of May 15, 2006.

“AHGP” shall have the meaning set forth in the introductory paragraph of this Agreement.

“AHGP Amended and Restated Partnership Agreement” shall have the meaning set forth in Section 3.1(c).

“AHGP Certificate of Limited Partnership”  shall mean the Certificate of Limited Partnership of AHGP as filed with the Secretary of State of the State of Delaware on November 10, 2005.

“AHGP Common Unit” shall mean the common units representing limited partner interests of AHGP having the rights and obligations specified with respect to Common Units in the AHGP Partnership Agreement.

“AHGP Deferred Compensation Plan” shall mean the Alliance GP, LLC Amended and Restated Directors Annual Retainer and Deferred Compensation Plan, dated as of January 1, 2011.

“AHGP Deferred Phantom Units” shall mean the phantom (notional) AHGP Common Units granted pursuant to the AHGP Deferred Compensation Plan.

“AHGP General Partner Interest” shall have the meaning set forth in the recitals to this Agreement.

“AHGP Limited Partner Interests”  shall have the meaning set forth in in the recitals to this Agreement.

“AHGP Parties” shall mean AHGP, AGP, Merger Sub, ARMH, MGP II,  SGP and MGP, acting in its individual capacity.

“AHGP Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of Alliance Holdings GP, L.P., dated as of May 15, 2006, as amended by Amendment No. 1 thereto, dated October 25, 2007.

“AHGP Supporting Unitholders” shall have the meaning set forth in the recitals to this Agreement.

“AHGP Unaffiliated Unitholders” shall have the meaning set forth in the recitals to this Agreement.

“AHGP Unitholder Approval” shall have the meaning set forth in Section 8.1.

“AHGP Unitholder Consideration” shall have the meaning set forth in Section 4.1(c).

“AHGP Unitholder Support Agreement” shall mean the Support Agreement dated as of February 22, 2018, by and among AHGP and the AHGP Supporting Unitholders.

“Alliance Coal” shall have the meaning set forth in the recitals to this Agreement.

“Alliance Coal Managing Member Interest” shall have the meaning set forth in the recitals to this Agreement.

“Alliance Coal Operating Agreement” shall mean the Amended and Restated Operating Agreement of Alliance Coal, LLC, dated as of August 20, 1999, as amended by the First Amendment thereto, dated as of July 26, 2007, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“ARLP” shall have the meaning set forth in the introductory paragraph to this Agreement.

“ARLP Common Units” shall mean the common units representing limited partner interests of ARLP having the rights and obligations specified with respect to Common Units in the ARLP Partnership Agreement.

“ARLP Partnership Agreement” shall mean the Fourth Amended and Restated Agreement of Limited Partnership of Alliance Resource Partners, L.P., dated July 28, 2017, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“ARLP Transactions” shall have the meaning set forth in the recitals to this Agreement.

“ARLP Parties” shall mean ARLP and MGP, acting in its capacity as the general partner of ARLP.

“ARLP Per Unit Distribution Amount” shall mean the per unit amount distributed by ARLP with respect to ARLP Common Units in connection with its last quarterly distribution of Available Cash (as defined in the ARLP Partnership Agreement) prior to the Closing.

 “ARLP Unaffiliated Unitholders” shall have the meaning set forth in the recitals to this Agreement.

“ARMH” shall have the meaning set forth in the introductory paragraph of this Agreement.

“AROP” shall mean Alliance Resource Operating Partners, L.P., a Delaware limited partnership.

“AROP GP Distribution” shall have the meaning set forth in Section 2.2(a).

“AROP Managing General Partner Interest” shall have the meaning set forth in the recitals to this Agreement.

“AROP Partnership Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of AROP, dated as of August 20, 1999, as such agreement may be amended, supplemented, restated or otherwise modified from time to time.

“Book-Entry Units” shall have the meaning set forth in Section 4.1(d).

“Business Day” shall mean any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of New York, New York.

“Certificate” shall have the meaning set forth in Section 4.1(d).

“Certificate of Merger” shall have the meaning set forth in Section 3.1(b).

“Closing” shall have the meaning set forth in Section 3.2.

“Closing Date” shall have the meaning set forth in Section 3.2.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Consent Statement” shall have the meaning set forth in Section 7.2(a).

“Contribution Time” shall mean immediately after the Effective Time upon the consummation of the Contributions.

“Contributions” shall have the meaning set forth in Section 5.1.

“Distributions” shall have the meaning set forth in Section 2.1.

“Distribution Units” shall have the meaning set forth in the recitals to this Agreement.

“DLLCA” shall mean the Delaware Limited Liability Company Act, 6 Del.C. §18-101 et seq.

“DRULPA” shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. §17-101 et seq.

“Effective Time” shall have the meaning set forth in Section 3.1(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall mean such entity as may be mutually selected by AGP and AHGP pursuant to Section 4.3(a).

“Exchange Fund” shall have the meaning set forth in Section 4.3(a).

“Exchange Ratio” shall mean an amount equal to (i) the number of Transferred Units divided by (ii) the number of Outstanding AHGP Common Units.

“Exchange Units” shall mean the ARLP Common Units held by AHGP and its Subsidiaries immediately prior to the Merger (but after giving effect to the Distributions).

“Expenses” shall have the meaning set forth in Section 10.1(e).

“Governmental Authority” means any national, state, local, county, parish or municipal government, domestic or foreign, any agency, board, bureau, commission, court, tribunal, subdivision, department or other governmental or regulatory authority or instrumentality, or any arbitrator in any case that has jurisdiction over AHGP,  ARLP or any of their respective Subsidiaries, as the case may be, or any of their respective properties or assets.

“Indemnitees” shall have the meaning set forth in Section 7.7.

“Law” shall mean any law, rule, regulation, directive, ordinance, code, governmental determination, guideline, judgment, order, treaty, convention, governmental certification requirement or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Authority.

“Lien” shall mean any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Merger” shall have the meaning set forth in the recitals to this Agreement.

“Merger Sub” shall have the meaning set forth in the introductory paragraph in this Agreement.

“MGP” shall have the meaning set forth in the introductory paragraph to this Agreement.

“MGP Board” shall have the meaning set forth in the recitals to this Agreement.

“MGP Interest” shall have the meaning set forth in the recitals to this Agreement.

“MGP Operating Agreement” shall mean the Second Amended and Restated Operating Agreement of Alliance Resource Management GP, LLC, dated July 28, 2017.

 “NASDAQ” shall mean the Nasdaq Global Select Market.

“New ARLP Common Units” shall have the meaning set forth in Section 5.3(a).

 “New AHGP GP”  shall have the meaning set forth in the introductory paragraph in this Agreement.

“New AHGP GP Interest” shall have the meaning set forth in the recitals to this Agreement.

“New AHGP GP LLC Agreement” shall mean the Limited Liability Company Agreement of New AHGP GP LLC, dated February 20, 2018.

“Outstanding” shall have the meaning set forth in the AHGP Partnership Agreement.

“Outstanding AHGP Common Units“  shall have the meaning set forth in the recitals to this Agreement.

 “Permitted Liens” means liens that do not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

 “Person” or “person” shall mean any individual, bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

“Registration Statement” shall have the meaning set forth in Section 7.2(a).

“Regulatory Authorities” shall mean any federal or state governmental agency or court or authority or other body.

“Retained Interest Distribution Amount” shall mean the aggregate dollar amount distributed to MGP in respect of its AROP Managing General Partner Interest and Alliance Coal Managing Member Interest in connection with the last quarterly distribution of Available Cash (as defined in the ARLP Partnership Agreement) by ARLP that occurs prior to the Closing.

“SEC” shall mean the Securities and Exchange Commission.

“SGP” shall have the meaning set forth in the introductory paragraph in this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiaries” shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X under the Securities Act, except, in the case of AHGP,  ARLP,  MGP and their respective Subsidiaries shall not be deemed to be Subsidiaries of AHGP (unless otherwise specifically provided in this Agreement).

“Surviving Entity” shall have the meaning set forth in Section 3.1(a).

“Termination Date” shall have the meaning set forth in Section 9.1(b).

“Transferred Units” shall mean the Exchange Units and the New ARLP Common Units.

ARTICLE II

DISTRIBUTIONS

Section 2.1      Order of Completion.  Except as otherwise set forth in this Article II, the matters provided for in this Article II (the “Distributions”) shall be completed on the Closing Date immediately prior to the Effective Time in the order set forth in this Article II.

Section 2.2      Distribution of the AROP General Partner Interest to MGP II.

(a)        Immediately prior to the Effective Time, (i)  MGP, acting in its individual capacity, shall distribute the AROP Managing General Partner Interest to MGP II (the “AROP GP Distribution”), (ii) MGP II shall and does hereby accept, and agree to be bound by, the terms of the AROP Partnership Agreement and (iii) MGP II shall be and is hereby admitted to AROP as the Managing General Partner (as defined in the AROP Partnership Agreement). Immediately thereafter, MGP, acting in its individual capacity, shall and does hereby cease to be the Managing General Partner (as defined in the AROP Partnership Agreement) of AROP and shall thereupon cease to have or exercise any right or power as a partner of AROP.

(b)        Notwithstanding any provision in the AROP Partnership Agreement, (i) MGP, in its capacity as the managing general partner of ARLP, and ARLP, in its capacity as the special general partner of AROP and in its capacity as the sole limited partner of AROP, hereby consents to the AROP GP Distribution for all purposes under the AROP Partnership Agreement and (ii) the AROP Partnership Agreement shall be and is hereby deemed amended pursuant to Section 13.2 thereof to permit the AROP GP Distribution.

Section 2.3      Amendment and Restatement of the AROP Partnership Agreement.  Pursuant to Section 10.5 and Section 13.1 of the AROP Partnership Agreement, MGP II shall and does hereby authorize the AROP Partnership Agreement to be amended and restated in its entirety to reflect, among other items, the admission of MGP II as the Managing General Partner (as defined in the AROP Partnership Agreement) of AROP.

Section 2.4      Distribution of Alliance Coal Managing Member Interest to MGP II.  Simultaneously with the AROP Distribution, (a)  MGP, acting in its individual capacity, shall distribute the Alliance Coal Managing Member Interest to MGP II, (b) MGP II shall and does hereby accept, and agree to be bound by, the terms of the Alliance Coal Operating Agreement and (c) MGP II shall be and is hereby admitted to Alliance Coal as the Managing Member (as defined in the Alliance Coal Operating Agreement).  Immediately thereafter, MGP, acting in its individual capacity, shall and does hereby cease to be a member of Alliance Coal and shall thereupon cease to have or exercise any right or power as a member of Alliance Coal.

Section 2.5      Amendment and Restatement of the Alliance Coal Operating Agreement.  Pursuant to Section 11.5 and Section 14.1 of the Alliance Coal Operating Agreement, MGP II shall and does hereby authorize the Alliance Coal Operating Agreement to be amended and restated in its entirety to reflect, among other items, the admission of MGP II as the Managing Member (as defined in the Alliance Coal Operating Agreement) of Alliance Coal.

Section 2.6      Distribution of the Distribution Units to AHGP.  Immediately following the foregoing distributions, but before the Effective Time, (a) MGP II shall distribute (i) 99.999% of the Distribution Units to AHGP and (ii) 0.001% of the Distribution Units to ARMH and (b) immediately after such distribution, ARMH shall distribute such portion of the Distribution Units it received from MGP II to AHGP.

Section 2.7      Distribution of MGP Interest to AHGP.  Simultaneously with the foregoing distribution, but before the Effective Time, (a) MGP II shall distribute (i) 99.999% of the MGP Interest to AHGP and (ii) 0.001% of the MGP Interest to ARMH,  (b) immediately after such distribution, ARMH shall distribute such portion of the MGP Interest it received from MGP II to AHGP,  (c) AHGP shall and does hereby accept, and agree to be bound by, the terms of the MGP Operating Agreement and (iv) AHGP shall be and is hereby admitted to MGP as the sole member.  Immediately thereafter, MGP II shall and does hereby cease to be a member of MGP and shall thereupon cease to have or exercise any right or power as a member of MGP.

Section 2.8      Distribution of the MGP Interest to AGP.  Simultaneously with the consummation of the Merger, (a)  AHGP shall distribute the MGP Interest to AGP, (b) AGP shall and does hereby accept, and agree to be bound by, the terms of the MGP Operating Agreement and (c) AGP shall be and is hereby admitted to MGP as the sole member.  Immediately thereafter, AHGP shall and does hereby cease to be a member of MGP and shall thereupon cease to have or exercise any right or power as a member of MGP.

Section 2.9      Amendment and Restatement of the MGP Operating Agreement.  Pursuant to Section 14 of the MGP Operating Agreement, AGP shall and does hereby authorize the MGP Operating Agreement to be amended and restated in its entirety, in the form attached hereto as Exhibit A, to reflect, among other items, the admission of AGP as the sole member of MGP.

ARTICLE III

THE MERGER; EFFECTS OF THE MERGER

Section 3.1      The Merger.

(a)        The Surviving Entity. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall merge with and into AHGP, the separate existence of Merger

Sub shall cease and AHGP shall survive and continue to exist as a Delaware limited partnership (AHGP, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Entity”), such that immediately following the Merger, AGP will continue to be the sole general partner of AHGP and SGP will become the sole limited partner of AHGP.

(b)        Effectiveness and Effects of the Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VIII in accordance with this Agreement, the Merger shall become effective upon the later to occur of the filing in the office of the Secretary of State of the State of Delaware of a properly executed certificate of merger (the “Certificate of Merger”) and such later date and time as may be set forth in the Certificate of Merger (the “Effective Time”), in accordance with the DRULPA and the DLLCA. The Merger shall have the effects prescribed in the DRULPA and the DLLCA.

(c)        AHGP Certificate of Limited Partnership and AHGP Partnership Agreement. At the Effective Time, the AHGP Certificate of Limited Partnership shall remain unchanged and shall be the certificate of limited partnership of the Surviving Entity, until duly amended in accordance with applicable Law. At the Effective Time, the AHGP Partnership Agreement shall be amended and restated in its entirety, in the form attached hereto as Exhibit B, to reflect AGP as the sole general partner of AHGP and SGP as the sole limited partner of AHGP, and such other matters as contemplated by this Agreement and the transactions contemplated hereby, and as so amended and restated shall be the partnership agreement (the “AHGP Amended and Restated Partnership Agreement”) of the Surviving Entity until duly amended in accordance with the terms thereof and applicable Law.

Section 3.2      Closing. Subject to the satisfaction or waiver of the conditions as set forth in Article VIII in accordance with this Agreement, the Merger and the other transactions contemplated hereby (the “Closing”) shall occur on (a) the third Business Day after the day on which the last of the conditions set forth in Article VIII shall have been satisfied or waived in accordance with the terms of this Agreement or (b) such other date to which the parties may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.” The Closing of the transactions contemplated by this Agreement shall take place at the offices of Vinson & Elkins LLP, 1001 Fannin Street, Houston, Texas at 9:00 a.m. Central Time on the Closing Date.

ARTICLE IV

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 4.1      AHGP Unitholder Consideration. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of AGP,  AHGP, Merger Sub or any holder of AHGP Common Units:

(a)        All of the limited liability company interests in Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become limited partner interests in AHGP, which limited partner interests shall be duly authorized and validly issued, fully paid (to the extent required under the AHGP Partnership Agreement and the AHGP Amended and Restated Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA), and shall be held by SGP.

(b)        The general partner interest in AHGP issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged subject to such changes as are set forth in the AHGP Amended and Restated Partnership Agreement, and AGP shall continue to be the sole general partner of AHGP.

(c)        Each Outstanding AHGP Common Unit (other than AHGP Common Units held by SGP)  shall be converted into the right to receive a number of Exchange Units equal to the Exchange Ratio,  and the Outstanding AHGP Common Units held by SGP immediately prior to the Merger shall be converted into the right to receive a number of Exchange Units equal to (i) the product of (A) the aggregate number of Outstanding AHGP Common Units held by SGP and (B) the Exchange Ratio, minus (ii) the aggregate number of New ARLP Common Units.  The Exchange Units and any cash paid in lieu of any fractional Exchange Unit are collectively referred to herein as the “AHGP Unitholder Consideration.”

(d)        All AHGP Common Units, when converted as a result of and pursuant to the Merger, shall cease to be outstanding and shall automatically be canceled and cease to exist. At the Effective Time, each holder of a certificate representing AHGP Common Units (a “Certificate”) and each holder of non-certificated AHGP Common Units represented by book-entry (“Book-Entry Units”) shall cease to be a unitholder of AHGP and (except as set forth in Section 4.2) cease to have any rights with respect thereto, except the right to receive (i) such holder’s portion of the AHGP Unitholder Consideration, including any cash to be paid in lieu of any fractional Exchange Unit in accordance with Section 4.3(e), and the right to be admitted as a limited partner of ARLP in connection therewith, and (ii) any distributions in accordance with Section 4.3(c), and in each case, to be issued or paid in consideration therefor in accordance with Section 4.2.

Section 4.2      Rights As Unitholders; Unit Transfers. At the Effective Time, holders of AHGP Common Units shall cease to be, and shall have no rights as, unitholders of AHGP, other than to receive (a) any distribution with respect to such AHGP Common Units with a record date occurring prior to the Effective Time that may have been declared or made by AHGP on such AHGP Common Units in accordance with the terms of this Agreement and which remains unpaid at the Effective Time and (b) the consideration provided under this Article IV. After the Effective Time, there shall be no transfers on the unit transfer books of AHGP with respect to the AHGP Common Units.

Section 4.3      Exchange Procedures.

(a)        Exchange Agent. Promptly after the Effective Time, AHGP shall deposit or shall cause to be deposited with the Exchange Agent for the benefit of the holders of AHGP Common Units, for exchange in accordance with this Article IV, through the Exchange Agent,  the AHGP Unitholder Consideration required by this Article IV.  AHGP agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any distributions pursuant to Section 4.2(a) and Section 4.3(c) and to make payments in lieu of any fractional Exchange Units pursuant to Section 4.3(e). Any cash and Exchange Units deposited with the Exchange Agent

(including as payment for any fractional Exchange Units in accordance with Section 4.3(e) and any distributions in accordance with Section 4.3(c)) shall hereinafter be referred to as the “Exchange Fund.” The Exchange Agent shall, pursuant to irrevocable instructions, deliver the AHGP Unitholder Consideration contemplated to be paid for AHGP Common Units pursuant to this Agreement out of the Exchange Fund. Except as contemplated by Sections 4.3(c) and 4.3(e), the Exchange Fund shall not be used for any other purpose.

(b)        Exchange Procedures. Promptly after the Effective Time, AHGP shall instruct the Exchange Agent to mail to each record holder of AHGP Common Units as of the Effective Time (i) a letter of transmittal (which shall specify that in respect of certificated units, delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in customary form and agreed to by AGP and AHGP prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Units in exchange for the AHGP Unitholder Consideration payable in respect of the AHGP Common Units represented by such Certificates or Book-Entry Units. Promptly after the Effective Time, upon surrender of Certificates, if any, for cancellation to the Exchange Agent together with such letters of transmittal, properly completed and duly executed, and such other documents (including in respect of Book-Entry Units) as may be required pursuant to such instructions, the holders of AHGP Common Units shall be entitled to receive in exchange therefor (A) Exchange Units representing, in the aggregate, the whole number of Exchange Units that such holder has the right to receive pursuant to this Article IV (after taking into account all AHGP Common Units then held by such holder) and (B) a check in the amount equal to the aggregate amount of cash that such holder has the right to receive pursuant to this Article IV, including cash payable in lieu of any fractional Exchange Units pursuant to Section 4.3(e) and distributions pursuant to Section 4.3(c). No interest shall be paid or accrued on any AHGP Unitholder Consideration (including any cash amount payable in lieu of any fractional Exchange Units pursuant to Section 4.3(e))  or on any unpaid distributions payable to holders of Certificates or Book-Entry Units. In the event of a transfer of ownership of AHGP Common Units that is not registered in the transfer records of AHGP, the AHGP Unitholder Consideration payable in respect of such AHGP Common Units may be paid to a transferee, if the Certificate representing such AHGP Common Units or evidence of ownership of the Book-Entry Units are presented to the Exchange Agent, and in the case of both certificated and book-entry Common Units, accompanied by all documents required to evidence and effect such transfer and the Person requesting such exchange shall pay to the Exchange Agent in advance any amounts required to be withheld, any transfer taxes or other similar taxes required by reason of the delivery of the AHGP Unitholder Consideration in any name other than that of the record holder of such AHGP Common Units, or shall establish to the satisfaction of the Exchange Agent that any amounts required to be withheld, any transfer taxes or other similar taxes have been paid or are not payable. Until the required documentation has been delivered and Certificates, if any, have been surrendered, as contemplated by this Section 4.3, each Certificate or Book-Entry Unit shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the AHGP Unitholder Consideration payable in respect of the AHGP Common Units and any cash in lieu of fractional units pursuant to Section 4.3(e) and any distributions to which such holder is entitled pursuant to Section 4.2.

(c)        Distributions with Respect to Unexchanged AHGP Common Units. No distributions declared or made with respect to Exchange Units with a record date after the Effective

Time shall be paid to the holder of any AHGP Common Units with respect to the Exchange Units that such holder would be entitled to receive in accordance herewith and no cash payment in lieu of fractional Exchange Units shall be paid to any such holder until such holder shall deliver the required documentation and surrender any Certificate as contemplated by this Section 4.3. Subject to applicable Law, following compliance with the requirements of Section 4.3(b), there shall be paid to such holder of the Exchange Units issuable in exchange therefor, without interest, (i) promptly after the time of such compliance, the amount of any cash payable in lieu of fractional Exchange Units to which such holder is entitled pursuant to Section 4.3(e) and the amount of distributions with a record date after the Effective Time theretofore paid with respect to the Exchange Units and payable with respect to such Exchange Units and (ii) at the appropriate payment date, the amount of distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such compliance payable with respect to such Exchange Units.

(d)        Further Rights in AHGP Units. The AHGP Unitholder Consideration distributed upon conversion of an  AHGP Common Unit in accordance with the terms hereof (including any cash paid pursuant to Section 4.2,  Section 4.3(c) or Section 4.3(e)) shall be deemed to have been distributed in full satisfaction of all rights pertaining to such AHGP Common Unit.

(e)        Fractional Exchange Units. No certificates or scrip of the Exchange Units representing fractional Exchange Units or book-entry credit of the same shall be issued upon the exchange of AHGP Common Units in accordance with Section 4.3(b), and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any Exchange Units. Notwithstanding any other provision of this Agreement, each holder of AHGP Common Units exchanged in connection with the Merger who would otherwise have been entitled to receive a fraction of an  Exchange Unit (after taking into account all AHGP Common Units exchanged by such holder), shall receive, in lieu thereof, cash (without interest, rounded up to the nearest whole cent) in an amount equal to the product of (i) the volume weighted average trading price of the Exchange Units as reported by Bloomberg during the 20 trading day period ending on the third trading day immediately preceding the date on which the Effective Time shall occur and (ii) the fraction of an  Exchange Unit that such holder would otherwise be entitled to receive pursuant to this Article IV. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify AHGP, and AHGP shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

(f)        Termination of Exchange Fund. Any portion of the Exchange Fund constituting Exchange Units or cash that remains undistributed to the holders of AHGP Common Units after 180 days following the Effective Time shall be delivered to AHGP upon demand by AHGP and, from and after such delivery, any former holders of AHGP Common Units who have not theretofore complied with this Article IV shall thereafter look only to AHGP for the AHGP Unitholder Consideration payable in respect of such AHGP Common Units, any cash in lieu of fractional Exchange Units to which they are entitled pursuant to Section 4.3(e) and any distributions with respect to the AHGP Common Units to which they are entitled pursuant to Section 4.3(c), in each case, without any interest thereon. Any amounts remaining unclaimed by holders of AHGP Common Units immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity shall, to the extent permitted by applicable Law, become the property of AHGP, free and clear of any Liens, claims or interest of any Person previously entitled thereto.

(g)        No Liability. To the fullest extent permitted by Law, neither AGP nor the Surviving Entity shall be liable to any holder of AHGP Common Units for any Exchange Units (or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(h)        Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by AHGP, the posting by such Person of a bond, in such reasonable amount as AHGP may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in exchange for such lost, stolen or destroyed Certificate the AHGP Unitholder Consideration payable in respect of the AHGP Common Units represented by such Certificate and any distributions to which the holders thereof are entitled pursuant to Section 4.2.

(i)         Withholding.  The Surviving Entity and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of AHGP Common Units such amounts as the Surviving Entity or the Exchange Agent is required to deduct and withhold under the Code or any provision of state, local or foreign tax Law, with respect to the making of such payment. To the extent that amounts are so deducted and withheld by the Surviving Entity or the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of AHGP Common Units in respect of whom such deduction and withholding was made by the Surviving Entity or the Exchange Agent, as the case may be.

(j)         Book Entry and Admission of Holders of Exchange Units as Additional Limited Partners of ARLP. All Exchange Units to be distributed in connection with the Merger shall be distributed in book entry form, without physical certificates. Upon the distribution of Exchange Units to the holders of AHGP Common Units in accordance with this Section 4.3 and the compliance by such holders with the requirements of Section 10.3 of the ARLP Partnership Agreement, MGP shall consent to the admission of such holders as limited partners of ARLP and reflect such admission on the books and records of ARLP.

Section 4.4      Anti-Dilution Provisions. In the event of any subdivisions, reclassifications, recapitalizations, splits, combinations or distributions in the form of equity interests with respect to the AHGP Common Units or the Exchange Units, the number of Exchange Units to be distributed in connection with the Merger and the volume weighted average trading price of the Exchange Units determined in accordance with Section 4.3(e) will be correspondingly adjusted to provide the holders of Exchange Units the same economic effect as contemplated by this Agreement prior to such event.

Section 4.5      Treatment of Deferred Equity Awards. Immediately prior to the Effective Time, all AHGP Deferred Phantom Units that are outstanding immediately prior to the Effective Time shall be paid in full and deemed to have been converted into shares of AHGP Common Units.  By virtue of the Merger and without any action on the part of the holder of the

AHGP Deferred Phantom Units, the AHGP Deferred Phantom Units will be treated as shares of AHGP Common Units for all purposes of this Agreement, including the right to receive a portion of the AHGP Unitholder Consideration, calculated by applying the Exchange Ratio in accordance with Section 4.1(c).

ARTICLE V

POST-MERGER CONTRIBUTIONS

Section 5.1      Order of Completion.  Except as otherwise set forth in this Article V, the matters provided for in this Article V (the “Contributions”) shall be completed on the Closing Date immediately after the Effective Time in the order set forth in this Article V.

Section 5.2      Contribution of the AHGP General Partner Interest to New AHGP GP.  Immediately following the Effective Time, (a) AGP shall and does hereby grant, contribute, transfer, assign and convey to New AHGP GP all right, title and interest in and to the AHGP General Partner Interest and New AHGP GP shall and does hereby accept such AHGP General Partner Interest from AGP as a contribution by AGP to the capital of New AHGP GP, (b) New AHGP GP shall and does hereby accept, and agree to be bound by, the terms of the AHGP Partnership Agreement and (c) New AHGP GP shall be and is hereby admitted as the general partner of AHGP.  Immediately thereafter, AGP shall and does hereby cease to be a partner of AHGP and shall thereupon cease to have or exercise any right or power as a partner of AHGP.

Section 5.3      Contribution of AHGP Limited Partner Interest to ARLP and the Contribution of New AHGP GP to ARLP.

(a)        Immediately following the Effective Time,  SGP shall and does hereby grant, contribute, transfer, assign and convey to ARLP all right, title and interest in and to the AHGP Limited Partner Interest and ARLP shall and does hereby accept such AHGP Limited Partner Interest from SGP as a contribution by SGP to the capital of ARLP, and in exchange and as consideration for such contribution, ARLP shall issue to SGP an amount of ARLP Common Units equal to the Retained Interest Distribution Amount divided by the ARLP Per Unit Distribution Amount, rounded down to the nearest whole unit (the “New ARLP Common Units”).  ARLP shall and does hereby accept, and agree to be bound by, the terms of the AHGP Partnership Agreement, including the power of attorney in Section 2.6 thereof, and New AHGP GP shall and does hereby consent to, and admit, ARLP as an additional limited partner of AHGP.

(b)        Simultaneously with the contribution by SGP of the AHGP Limited Partner Interests to ARLP pursuant to Section 5.3(a), (i) AGP shall and does hereby grant, contribute, transfer, assign and convey to ARLP all right, title and interest in and to the New AHGP GP Interest and ARLP shall and does hereby accept such New AHGP GP Interest from AGP as a contribution by AGP to the capital of ARLP, (ii) ARLP shall and does hereby accept, and agree to be bound by, the terms of the New AHGP GP LLC Agreement and (iii) ARLP shall be and is hereby admitted as the sole member of New AHGP GP.  Immediately thereafter, AGP shall and does hereby cease to be a member of

New AHGP GP and shall thereupon cease to have or exercise any right or power as a member of New AHGP GP.

Section 5.4      Amendment of the AHGP Amended and Restated Partnership Agreement.  Pursuant to Article VIII of the AHGP Amended and Restated Partnership Agreement, New AHGP GP shall and does hereby authorize the AHGP Amended and Restated Partnership Agreement to be amended, in the form attached hereto as Exhibit C, to reflect the admission of New AHGP GP as the general partner of AHGP.

Section 5.5      Amendment of the New AHGP GP LLC Agreement.  Pursuant to Section 14 of the New AHGP GP LLC Agreement, ARLP shall and does hereby authorize the New AHGP GP LLC Agreement to be amended and restated, in the form attached hereto as Exhibit D, to reflect the admission of ARLP as the sole member of New AHGP GP.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.1      Representations and Warranties of the Parties.  Except as otherwise specifically provided in this Article VI, each party hereto represents and warrants to the other parties hereto, to the extent applicable, as follows:

(a)        Organization, Standing and Authority.  Such party is a limited liability company or limited partnership, as the case may be, duly formed and is validly existing and in good standing under the jurisdiction of its organization and has the limited liability company or limited partnership power and authority, as the case may be, to execute and deliver this Agreement and, subject to the terms and conditions hereof, to carry out its terms.

(b)        Capitalization.

(i)         In the case of AHGP, as of the date hereof, there are 59,863,000 AHGP Common Units issued and outstanding, and all such AHGP Common Units and the limited partner interests represented thereby were duly authorized and validly issued in accordance with the AHGP Partnership Agreement and are fully paid (to the extent required under the AHGP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).  In the case of the AHGP, as of the date hereof, AGP owns a non-economic (0.0%) general partner interest in AHGP, and such general partner interest was duly authorized and validly issued in accordance with the AHGP Partnership Agreement.

(ii)       In the case of ARLP, as of the date hereof, there are 130,903,256 ARLP Common Units issued and outstanding, and all of such ARLP Common Units, including the Exchange Units, and the limited partner interests represented thereby were duly authorized and validly issued in accordance with the ARLP Partnership Agreement and are fully paid (to the extent required under the ARLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).  In the case of ARLP, as of the date hereof, MGP owns a non-economic (0.0%) general partner interest in ARLP, and such general partner interest was duly authorized and validly issued in accordance with the ARLP Partnership Agreement.

(iii)      In the case of ARLP, on the Closing Date, the New ARLP Common Units and the limited partner interests represented thereby will have been duly and validly authorized and, when issued and delivered in accordance with the terms and provisions of this Agreement, will be duly and validly issued and fully paid (to the extent required under the ARLP Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in ARLP’s filings with the SEC).

(iv)       In the case of MGP,  acting in its individual capacity, MGP is the record holder of the AROP Managing General Partner Interest and the Alliance Coal Managing Member Interest and has good and valid title to such AROP Managing General Partner Interest and the Alliance Coal Managing Member Interest, free and clear of all liens, encumbrances or other claims other than Permitted Liens; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by MGP of such AROP Managing General Partner Interest and the Alliance Coal Managing Member Interest, except as set forth in the AROP Partnership Agreement and the Alliance Coal Operating Agreement, as applicable.

(v)        In the case of MGP II, MGP II is the record holder of the Distribution Units and the MGP Interest and MGP II has good and valid title to such Distribution Units and the MGP Interest, free and clear of all liens, encumbrances or other claims other than Permitted Liens; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by MGP II of such Distribution Units and the MGP Interest, except as set forth in the ARLP Partnership Agreement and the MGP Operating Agreement, as applicable.

(vi)       In the case of SGP, subject to the consummation of the Merger, on the Closing Date, SGP will be the record holder of the AHGP Limited Partner Interest and will have good and valid title to such AHGP Limited Partner Interest, free and clear of all liens, encumbrances or other claims other than Permitted Liens; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by SGP of such AHGP Limited Partner Interest, except as set forth in the AHGP Partnership Agreement.

(vii)     In the case of AGP, AGP is the record holder of the AHGP General Partner Interest and the New AHGP GP Interest and has good and valid title to such AHGP General Partner Interest and New AHGP GP Interest, free and clear of all liens, encumbrances or other claims other than Permitted Liens; there is no subscription, option, warrant, call, right, agreement or commitment relating to the issuance, sale, delivery, repurchase or transfer by AGP of such AHGP General Partner Interest and New AHGP GP Interest, except as set forth in the AGP LLC Agreement and the New AHGP LLC Agreement, as applicable.

(c)        Approvals.

(i)         Such party has taken all action, subject to the AHGP Unitholder Approval, in the case of AHGP, as may be necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the performance of its obligations hereunder and this Agreement constitutes a legal, valid and binding obligation of such party (assuming the due execution and delivery by, or with respect to, the other parties hereto), enforceable against such party in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ or secured parties’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(ii)       In the case of AHGP, (A) the AGP Board has determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair and reasonable to, and in the best interests of, AHGP and the AHGP Unaffiliated Unitholders, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to AHGP), and has approved and declared the advisability of this Agreement and the transactions contemplated hereby, including the Merger; and (B) at a meeting duly called and held, the AGP Board, acting in its capacity as the general partner of AHGP, has approved, and recommended that the holders of the AHGP Common Units approve the Merger and the transactions contemplated hereby, including the Merger.

(iii)      In the case of ARLP, the MGP Board has determined that this Agreement and the transactions contemplated hereby, including the ARLP Transactions, are fair to, and in the best interests of, ARLP and its limited partners, including the ARLP Unaffiliated Unitholders, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to ARLP), and has approved and declared the advisability of this Agreement and the ARLP Transactions.

(d)        No Conflicts.  Subject to the declaration of the effectiveness of the Registration Statement, required filings under federal and state securities laws and NASDAQ, and assuming the other consents, filings and approvals contemplated by Article VIII are duly obtained, none of the execution and delivery hereof, the performance of such party’s obligations hereunder nor the consummation of the transactions contemplated by this Agreement will violate or contravene any applicable law, the organizational documents of such party or any of its material agreements.

(e)        No Brokers. No action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

(f)        Regulatory Approvals. No approval of any governmental agency is necessary to consummate the transactions contemplated by this Agreement, including the Merger, the Distributions and the Contributions (other than filings under the Securities Act and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware).

(g)        Restricted Securities.  In the case of SGP, SGP is an “Accredited Investor” as defined in Rule 501(a) promulgated under the Securities Act, and, to the extent applicable, is acquiring the New ARLP Common Units for its own account, and not with a view to any distribution, resale, subdivision, or fractionalization thereof in violation of the Securities Act or any other applicable domestic or foreign securities law, and SGP has no present plans to enter into any contract, undertaking, agreement or arrangement for any distribution, resale, subdivision, or fractionalization of the New ARLP Common Units in violation of the Securities Act or any other applicable domestic or foreign securities law; and SGP understands that the New ARLP Common Units are characterized as “restricted securities” under the federal securities law inasmuch as they are being acquired from ARLP in a transaction not involving a public offering and that under such law and applicable regulations such securities may be resold under the Securities Act only in certain limited circumstances.

ARTICLE VII

COVENANTS

Section 7.1      Reasonable Best Efforts; Third Party Approvals.

(a)        Subject to the terms and conditions of this Agreement, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, desirable or advisable under applicable Laws, so as to permit consummation of the Merger promptly and otherwise to enable consummation of the transactions contemplated hereby, including the Distributions and Contributions. Each party hereto shall cooperate and use its reasonable best efforts to prepare all documentation, to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties necessary to consummate the transactions contemplated by this Agreement, including the Merger, the Distributions and the Contributions, and to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the Merger and the transactions contemplated hereby to be consummated as expeditiously as practicable.

Section 7.2      Registration Statement.

(a)        Each of AHGP and ARLP agrees to cooperate in the preparation of a registration statement on Form S-4 (the “Registration Statement”) (including the consent statement and prospectus and other consent solicitation materials of AHGP constituting a part thereof (the “Consent Statement”) and all related documents) to be filed by ARLP with the SEC in connection with the distribution of Exchange Units in the Merger as contemplated by this Agreement. Provided AHGP has cooperated as required above, ARLP agrees to file the Registration Statement with the SEC as promptly as practicable after the date of this Agreement. Each of AHGP and ARLP agrees to use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after filing thereof, to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated hereby, and AHGP shall promptly thereafter mail the Consent Statement, which shall include a form of consent that may be executed by holders of the AHGP Common Units in connection with the consent solicitation.  ARLP also agrees to use reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Each of ARLP and AHGP agrees to furnish to the other party all information concerning the ARLP Parties and their Subsidiaries or the AHGP Parties and their Subsidiaries, as applicable, and the officers, directors and unitholders of ARLP and AHGP and any applicable Affiliates, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing.

(b)        Each of AHGP and ARLP agrees, as to itself and its Subsidiaries, that (i) none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Consent Statement and any amendment or supplement thereto will, at the date of mailing to AHGP’s unitholders, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of AHGP and ARLP further agrees that if it shall become aware prior to the Closing Date of any information that would cause any of the statements in the Registration Statement to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, it will promptly inform the other party thereof and take the necessary steps to correct such information in an amendment or supplement to the Registration Statement.

(c)        ARLP will advise AHGP, promptly after ARLP receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Exchange Units for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(d)        AHGP will use its reasonable best efforts to cause the Consent Statement to be mailed to its unitholders as soon as practicable after the effective date of the Registration Statement.

Section 7.3      Press Releases. Prior to the termination of this Agreement pursuant to Article IX, each of the AHGP Parties, on the one hand, and the ARLP Parties, on the other hand, will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable Law or the rules of the NASDAQ, in which case it will consult with the other party before issuing any such press release or written statement.

Section 7.4      New ARLP Common Units Listed.  ARLP shall use its reasonable best efforts to list, prior to the Closing, on the NASDAQ, upon official notice of issuance, the New ARLP Common Units to be issued to SGP pursuant to this Agreement.

Section 7.5      Section 16 Matters.  Prior to the Effective Time, AHGP and ARLP shall take all reasonable steps to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of AHGP (including derivative securities) or acquisitions of ARLP Common Units in connection with this Agreement and the transactions contemplated hereby, by each individual who (a) is a director or officer of AHGP subject to Section 16 of the Exchange Act, or (b) on the Closing Date is or will become a director or officer of ARLP subject to Section 16 of the Exchange Act, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.6      Notification of Certain Matters. Each party hereto shall give prompt notice to the other of (a) any fact, event or circumstance known to it that would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, and (b) any fact, event or circumstance that materially impairs or could reasonably be expected to materially impair its ability to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement, including the Distributions and the Contributions.

Section 7.7      Indemnification.

(a)        ARLP agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Contribution Time existing as of the date of this Agreement in favor of the Indemnitees (as defined in the AHGP Partnership Agreement) as provided in the AHGP Partnership Agreement (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement, or other organizational documents of any of AHGP’ Subsidiaries) and indemnification agreements of AHGP, AGP or any of their Subsidiaries (the “Indemnitees”) shall be assumed by ARLP and MGP in the transactions contemplated by this Agreement, without further action, at the Contribution Time and shall survive the transactions contemplated by this Agreement and shall continue in full force and effect in accordance with their terms.

(b)        For a period of six (6) years from the Contribution Time, the ARLP Partnership Agreement shall contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in the AHGP Partnership Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Contribution Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Contribution Time, were Indemnitees, unless such modification shall be required by Law and then only to the minimum extent required by Law.

(c)        If any of the ARLP Parties or any of their respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of ARLP and MGP assume the obligations set forth in this Section 7.7.

(d)        This Section 7.7 shall survive the consummation of the Merger and the transactions contemplated by this Agreement, including the Contributions, and is intended to be for the benefit of, and shall be enforceable by, the Indemnitees and their respective heirs and personal representatives, and shall be binding on the ARLP Parties and their respective successors and assigns.

Section 7.8      Certificate for New ARLP Common Units.  In connection with the issuance of the New ARLP Common Units to SGP, ARLP shall issue to SGP a certificate representing the number of New ARLP Common Units to be issued to such party pursuant to Section 5.3(a).  The certificate evidencing the New ARLP Common Units shall bear a legend substantially in the form set forth below and containing such other information as ARLP may deem necessary or appropriate:

THE UNITS (THE “UNITS”) EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT DISTRIBUTE, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A “TRANSFER”) THE UNITS EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).  IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE A ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE ISSUER AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

No fractional New ARLP Common Units or scrip shall be issued as a result of the transactions contemplated by Section 5.3(a) of this Agreement.

ARTICLE VIII

CONDITIONS TO CONSUMMATION OF THE MERGER

The obligations of each of each party hereto to consummate the Merger and the transactions contemplated hereby, including the Distributions and the Contributions, are conditioned upon the satisfaction at or prior to the Closing of each of the following:

Section 8.1      Unitholder Vote. This Agreement and the transactions contemplated thereby, including the Merger, shall have been approved and adopted by the affirmative vote or consent of holders of a majority of Outstanding Common Units (“AHGP Unitholder Approval”) in accordance with applicable Law and the AHGP Partnership Agreement.

Section 8.2      Governmental Approvals. All filings required to be made prior to the Effective Time with, and all other consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Regulatory Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the parties hereto or their Affiliates shall have been made or obtained, except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a material and adverse effect on the AHGP Parties and their Subsidiaries, taken as whole, or the ARLP Parties and their Subsidiaries, taken as whole, as applicable.

Section 8.3      No Injunction. No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no Law shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby, and no action, proceeding or investigation by any Regulatory Authority with respect to the Merger or the other transactions contemplated hereby, including the Distributions and the Contributions, shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the Merger or such other transaction or to impose any material restrictions or requirements thereon or on ARLP or AHGP with respect thereto; provided, however, that prior to invoking this condition, such party shall have complied fully with its obligations under Section 7.1.

Section 8.4      Representations, Warranties and Covenants of the ARLP Parties .  In the case of the AHGP Parties’ obligation to consummate the Merger and the transactions contemplated hereby:

(a)        each of the representations and warranties contained herein of the ARLP Parties shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case, in all material respects.

(b)        each and all of the agreements and covenants of the ARLP Parties to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects; and

(c)        AHGP shall have received a certificate signed by an executive officer of the MGP, dated the Closing Date, to the effect set forth in Section 8.4(a) and Section 8.4(b).

Section 8.5      Representations, Warranties and Covenants of the AHGP Parties. In the case of the ARLP Parties’ obligation to consummate the Merger and the transactions contemplated hereby:

(a)        each of the representations and warranties contained herein of the AHGP Parties shall be true and correct as of the date of this Agreement and upon the Closing Date with the same effect as though all such representations and warranties had been made on the Closing Date, except for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, in any case, in all material respects;

(b)        each and all of the agreements and covenants of the AHGP Parties to be performed and complied with pursuant to this Agreement on or prior to the Closing Date shall have been duly performed and complied with in all material respects; and

(c)        ARLP shall have received a certificate signed by an executive officer of AGP, dated the Closing Date, to the effect set forth in Section 8.5(a) and Section 8.5(b).

Section 8.6      Effective Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 8.7      NASDAQ Listing.  The New ARLP Common Units shall have been approved listing on the NASDAQ, subject to official notice of issuance.

ARTICLE IX

TERMINATION

Section 9.1      Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated hereby, including the Merger, may be abandoned at any time prior to the Effective Time whether before or after unitholder approval of this Agreement:

(a)        By the mutual consent of the AHGP Parties in a written instrument.

(b)        By either AHGP or ARLP upon written notice to the other, if:

(i)         the Merger has not been consummated on or before September 30, 2018 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to a party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Merger and the transactions contemplated hereby to have been consummated on or before such date;

(ii)       any Regulatory Authority has issued a statute, rule, order, decree or regulation or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and the transactions contemplated hereby or making the Merger and the transactions contemplated hereby illegal and such statute, rule, order, decree, regulation or other action shall have become final and nonappealable (provided that the terminating party is not then in breach of Section 7.1);

(iii)      there has been a material breach of or any material inaccuracy in any of the representations or warranties set forth in this Agreement on the part of any of the other parties (treating the ARLP Parties as one party for the purposes of this Section 9.1 and treating the AHGP Parties as one party for the purposes of this Section 9.1), which breach is not cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Termination Date (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(iii) unless the breach of a representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated by this Agreement under Section 8.4 (in the case of a breach of representation or warranty by the ARLP Parties) or Section 8.5 (in the case of a breach of representation or warranty by the AHGP Parties); or

(iv)       there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of any of the other parties, which breach has not have been cured within 30 days following receipt by the breaching party of written notice of such breach from the terminating party, or which breach, by its nature, cannot be cured prior to the Termination Date (provided in any such case that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein); provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(iv) unless the breach of covenants or agreements, together with all other such breaches, would entitle the party receiving the benefit of such covenants or agreements not to consummate the transactions contemplated by this Agreement under Section 8.4 (in the case of a breach of covenants or agreements by the ARLP Parties) or Section 8.5 (in the case of a breach of covenants or agreements by the AHGP Parties).

Section 9.2      Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other parties specifying the provision of this Agreement pursuant to which such termination is made, and except as provided in this Section 9.2, this Agreement (other than Article VIII) shall forthwith become null and void after the expiration of any applicable period following such notice. In the event of such termination, there shall be no liability on the part of any party hereto, except as set forth in Section 10.1 of this Agreement; provided, however, that nothing herein shall relieve any party from any liability or obligation with respect to any fraud or intentional breach of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1    Expenses.

(a)        Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as otherwise provided in this Section 10.1.

(b)        If this Agreement is terminated (i) by ARLP pursuant to Section 9.1(b)(iii) or Section 9.1(b)(iv) or (ii) by the AHGP Parties pursuant to Section 9.1(a), then AHGP shall pay to ARLP the Expenses of the ARLP Parties.

(c)        If this Agreement is terminated by AHGP pursuant to Section 9.1(b)(iii) or Section 9.1(b)(iv), then ARLP shall pay to AHGP the Expenses of the AHGP Parties.

(d)        Except as otherwise provided herein, any payment of Expenses pursuant to this Section 10.1 shall be made by wire transfer of immediately available funds to an account designated by ARLP or an account designated by AHGP, as applicable, within one Business Day after such payment becomes payable The parties hereto acknowledge that the agreements contained in this Section 10.1 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, none of the parties would enter into this Agreement.

(e)        As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Consent Statement and the Registration Statement and the solicitation of unitholder approvals and all other matters related to the transactions contemplated hereby.

Section 10.2    Waiver; Amendment. Subject to compliance with applicable Law, prior to the Closing, any provision of this Agreement may be (a) waived in writing by the party benefited by the provision and approved by the MGP Board in the case of ARLP and by the AGP Board in the case of AHGP and executed in the same manner as this Agreement, or (b) amended or modified at any time, whether before or after the AHGP Unitholder Approval, by an agreement in writing between the parties hereto approved by the MGP Board in the case of ARLP and by the AGP Board in the case of ARLP and executed in the same manner as this Agreement, provided, that after the AHGP Unitholder Approval, no amendment shall be made that requires further AHGP Unitholder Approval without such approval.

Section 10.3    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 10.4    Governing Law.  The laws of the State of Delaware shall govern the construction, interpretation and effect of this Agreement without giving effect to any conflicts of law principles.

Section 10.5    Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered in person, by cable, telegram, telex, or telecopy and shall be deemed to have been duly given three Business Days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto as follows:

if to the AHGP Parties, at

Alliance Holdings GP, L.P.

1717 South Boulder Avenue, Suite 400

Tulsa, Oklahoma 74119

Attention: R. Eberley Davis

Facsimile: (918) 295-7358

With copies to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: David P. Oelman

Facsimile: (713)  615-5548

if to the ARLP Parties, at

Alliance Resource Partners, L.P.

1717 South Boulder Avenue, Suite 400

Tulsa, Oklahoma 74119

Attention: R. Eberley Davis

Facsimile: (918) 295-7358

With copies to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: David P. Oelman

Facsimile: (713) 615-5548

Section 10.6    Entire Understanding; No Third Party Beneficiaries. This Agreement and the AHGP Unitholder Support Agreement represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 10.7    Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 10.8    Titles and Headings.  The article, section and paragraph headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.9    Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or the Delaware Court of Chancery, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.5 shall be deemed effective service of process on such party.

Section 10.10  Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.11  Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent any breach of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or in the Delaware Court of Chancery, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12  Interpretation; Definitions.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”.  The word “affiliates” when used in this Agreement shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.  The phrase “beneficial ownership” and words of similar import when used in this Agreement shall have the meaning ascribed to it in Rule 13d-3 under the Exchange Act.  The phrase “the date of this Agreement,” “date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 22, 2018.  Except as otherwise expressly provided herein, all references in this Agreement to “$” are intended to refer to U.S. dollars.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all of the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.  Except as otherwise explicitly provided in this Agreement, all references to MGP shall refer to MGP acting in its capacity as the general partner of ARLP.

Section 10.13  Survival. All representations, warranties, agreements and covenants contained in this Agreement shall not survive the Closing or the termination of this Agreement if this Agreement is terminated prior to the Closing; provided, however, that if the Closing occurs, the agreements of the parties in Section 4.2,  Section 7.7 and Article X shall survive the Closing, and if this Agreement is terminated prior to the Closing, the agreements of the parties in Section 9.2, and Article X shall survive such termination.

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

ALLIANCE RESOURCE PARTNERS, L.P.

By:	Alliance Resource Management GP, LLC, its general partner

By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

ALLIANCE RESOURCE MANAGEMENT GP, LLC

By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

ALLIANCE RESOURCE GP, LLC

By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

ARM GP HOLDINGS, INC.

By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

MGP II, LLC

By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

Signature Page to
the Simplification Agreement

ALLIANCE HOLDINGS GP, L.P.

By:	Alliance GP, LLC,
its general partner

	By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

ALLIANCE GP, LLC

By:	/s/ R. Eberley Davis
Name:		R. Eberley Davis
Title:		Senior Vice President, General
Counsel and Secretary

NEW AHGP GP, LLC

By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

Signature Page to
the Simplification Agreement

Exhibit A

THIRD AMENDED AND RESTATED

OPERATING AGREEMENT

OF

ALLIANCE RESOURCE MANAGEMENT GP, LLC

This Third Amended and Restated Operating Agreement (this “Agreement”) of ALLIANCE RESOURCE MANAGEMENT GP, LLC, a Delaware limited liability company (the “Company”) is entered into and executed by Alliance GP, LLC (the “Member”) as of [•], 2018.

RECITALS

WHEREAS, the Company was formed on June 28, 1999 and a Certificate of Formation was filed with the Secretary of State of the State of Delaware on such date;

WHEREAS, the prior members of the Company entered into an Amended and Restated Operating Agreement, dated as of August 20, 1999;

WHEREAS, a prior member of the Company entered into a Second Amended and Restated Operating Agreement, dated as of July 28, 2017 (as amended, the “Existing Agreement”); and

WHEREAS, the Member desires to amend and restate the Existing Agreement to reflect that the Member is the sole member of the Company and the other terms and provisions set forth herein.

1.         FORMATION.

ALLIANCE RESOURCE MANAGEMENT GP, LLC (the “Company”) has been previously formed as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) under and pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the “Act”).

2.         NAME.

The name of the Company is, and the business of the Company shall be conducted under the name of, “ALLIANCE RESOURCE MANAGEMENT GP, LLC”. The name of the Company may be changed from time to time by amendment of this Agreement and the Certificate. The Company may transact business under an assumed name by filing an assumed name certificate in the manner prescribed by applicable law.

3.         TERM.

The Company commenced its existence on the effective date of the filing of the Certificate and shall continue in existence until it is dissolved and terminated by the affirmative action of the Member.

4.         OFFICE.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other place as the Member may designate in the manner provided by law. The registered agent for service of process at such address shall be the initial registered agent named in the Certificate, or such other person as the Member may designate in the manner provided by law.

5.         PURPOSE.

The purpose and business of the Company shall be to (a) serve as the general partner of Alliance Resource Partners, L.P. (the “Partnership”) and/or (b)  engage in any lawful activity for which limited liability companies may be organized under the Act. The Company and the Partnership are collectively referred to herein as the “Entities.”

6.         MEMBER.

The name and business or mailing address of the Member is as follows:

Alliance GP, LLC

1717 South Boulder Avenue, Suite 400

Tulsa OK 74119

Attention: R. Eberley Davis

7.         MANAGEMENT.

(a)        Powers and Duties. As provided in this Agreement, all management powers over the business and affairs of the Company shall be (i) vested in a Board of Directors (the “Board of Directors”) and (ii) subject to the officers of the Company (the “Officers”), which Directors and Officers shall collectively constitute “managers” of the Company within the meaning of the Act. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other hand shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under General Corporation Law of the State of Delaware. The Officers shall be vested with such powers and duties as are specified by the Board of Directors. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers who shall be agents of the Company.

In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any provision of this Agreement, the Board of Directors and the Officers shall have the full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of each of the Entities, on its own behalf and in its capacity as the general partner of the Partnership, including (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

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(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of any of the Entities; (iii) the use of the assets of the Entities (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of any of the Entities; (iv) the negotiation, execution and performance of any contracts, conveyances or other instruments; (v) the distribution of cash of any of the Entities; (vi) with respect to any of the Entities, as applicable, the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (vii) the maintenance of such insurance for the benefit of any of the Entities, as it deems necessary or appropriate; (viii) the acquisition or disposition of assets by any of the Entities; (ix) the formation of, or acquisition of an interest in, or the contribution of property to, any other entity by any of the Entities; (x) the control of any matters affecting the rights and obligations of any of the Entities, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and (xi) the indemnification of any person against liabilities and contingencies to the extent permitted by law and this Agreement.

(b)       Number of Directors; Appointment and Removal. The Board of Directors shall consist of not less than one (1) and not more than seven (7) members, with the actual number to be as determined from time to time as determined by the Member, in its sole discretion. The members of the Board of Directors shall be appointed by the Member at such time and for such term as the Member shall determine. Any member of the Board of Directors may be removed, with or without cause and at any time, by the Member, in its sole discretion.

(c)        Voting; Quorum; Required Vote for Action. Unless otherwise required by the Act:

(i)         each member of the Board of Directors shall have one vote;

(ii)       the presence at a meeting of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

(iii)      the act of a majority of the members of the Board of Directors present at a meeting at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

(d)       Vacancies. In case any vacancy shall occur on the Board of Directors because of death, resignation, retirement, disqualification, removal, an increase in the authorized number of Directors or any other cause, such vacancy may be filled either by act of the Member or by majority approval of the then member(s) of the Board of Directors.

(e)        Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, provided that the Board of Directors shall hold at least four regular meetings in each year. In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than two calendar days’ advance notice (specifying the time and place of the meeting and the agenda therefor) to each Director, given verbally or in writing either personally, by telephone, by facsimile transmission, by mail or by telegram.

(f)        Special Meetings. Special meetings of the Board of Directors shall be held at the call of any Director at such times and places, within or without the State of Delaware, as he or she shall designate, on not less than two calendar days’ advance notice (specifying the time and place of the meeting and the agenda therefor) to each Director, given verbally or in writing either personally, by telephone, by facsimile transmission, by mail or by telegram.

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(g)        Waiver of Notice. Notice of any regular or special meeting of the Board of Directors, or any committee thereof, need not be given to any member of the Board of Directors or any committee thereof if waived by him or her in writing, whether before or after such meeting is held, or if he or she shall sign the minutes or attend the meeting.

(h)       Manner of Acting. Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all persons serving on the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

(i)        Compensation. The Member, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors. Each Director shall be entitled to reimbursement from the Company for his or her reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof.

(j)        Committees. The Member or Board of Directors of the Company may, by resolution, designate one or more committees, each committee to consist of two or more members of the Board of Directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors as provided in Section 7(a).

(k)       Committee Procedure. Except as otherwise provided herein, each committee established pursuant to this Agreement shall adopt its own rules governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution adopted by the Member. Unless otherwise provided by any such rules or resolutions, notice of the time and place of each meeting shall be given to each member of such committee as provided herein with respect to notices of special meetings of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors and to the Member when required.

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8.         RESTRICTIONS ON THE BOARD OF DIRECTORS’ AUTHORITY.

The Board of Directors may not take any action in contravention of this Agreement, including (a) any act that would make it impossible to carry on the ordinary business of any of the Entities, except as otherwise provided in this Agreement; (b) possessing property of any of the Entities, or assigning any rights in specific property of any of the Entities, for other than a purpose related to one or more Entities; or (c) amending or modifying this Agreement in any manner, except as otherwise provided in this Agreement. Except as otherwise specifically provided in this Agreement or by resolution approved by not less than a majority of the Board of Directors, (i) no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, any of the Entities, nor take any action in the name of or on behalf of the Entities or conduct any business of the Entities other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and (ii) no Director shall have the power or authority to delegate to any Person such Director’s rights and powers as Director to manage the business and affairs of the Entities.

9.         OFFICERS

(a)        Generally. The Board of Directors shall appoint agents of the Company, referred to as “Officers” of the Company. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 9:

(i)         Chairman. The Chairman, if one be elected, shall have and perform such duties as, from time to time, may be assigned to him by the Board of Directors.

(ii)       President and Chief Executive Officer. A President and Chief Executive Officer who shall be the Chief Executive Officer of the Company and shall in general supervise and control all of the business and affairs of the Company, subject only to such limitations as may from time to time be imposed by the Board of Directors. The President and Chief Executive Officer may sign or designate to any other person the authority to sign debts, mortgages, bonds, contracts, and other instruments and the President and Chief Executive Officer shall, in general, perform all duties, incident to the office of president and other duties as may be prescribed by the Board of Directors;

(iii)      Vice Presidents. One or more Senior Vice-Presidents, Vice-Presidents and a General Counsel and a Chief Financial Officer who shall serve and perform such duties as may be prescribed by the President and Chief Executive Officer or the Board of Directors from time to time;

(iv)       Secretary. A Secretary who shall be the record keeper of the Company and shall maintain any and all records which are required to be kept. The Secretary shall keep a register of the name of each Member of the Company and whether the Member’s interest is subject to a pledge or other lien and shall in general perform all duties incident to the office of Secretary. There may also be one or more Assistant Secretaries who shall perform such of the Secretary’s duties and functions as may from time to time be designated by the Secretary, whether or not the Secretary is available;

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(v)        Treasurer. A Treasurer who shall have charge and custody and be responsible for all funds and securities to the Company, shall receive and give receipts for money due and payable to Company, shall deposit or direct others to deposit all such monies in the name of the Company in such banks, trust companies or other depositories as shall be designated by the Board of Directors or as the Treasurer shall determine, and shall in general, perform all duties incident to the office of Treasurer. There may also be one or more Assistant Treasurers who shall perform such of the Treasurer’s duties and functions as may from time to time be designated by the Treasurer, whether or not the Treasurer is available; and

(vi)       Additional Officers. Such other officers with such duties as the Board of Directors may from time to time determine.

Notwithstanding any other provision of this Agreement, the one or more of the Officers may simultaneously serve as an officer of one or more of the affiliates of the Company.

(b)       Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such time and for such term as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

(c)        Election of Officers, Qualification and Term. The Officers shall be appointed from time to time by the Board of Directors, except that the initial Officers of the Company are set forth on Exhibit A hereto. Each such Officer shall hold office until a successor shall have been duly elected by the Board of Directors and shall have qualified in his or her stead unless the Member shall have provided otherwise in any particular case, or until such Officer shall have resigned and his or her resignation shall have become effective, or until such Officer shall have been removed in the manner hereinafter provided.

(d)       Removal. Except as otherwise expressly provided in a contract duly authorized by the Board of Directors, any Officer may be removed, either with or without cause, at any time by resolution adopted by the Board of Directors.

(e)        Resignations. Any Officer may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(f)        Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by election by the Board of Directors.

(g)        Salaries. The salaries of all Officers shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Company.

(h)       Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

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(i)         Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

10.       CAPITAL CONTRIBUTION.

(a)        Contributions. If the Member previously made Capital Contributions, without creating any rights in favor of any third party, the Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

(b)       Loans from Member. Loans by the Member to the Company shall not constitute Capital Contributions. If the Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by it to the capital of the Company, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such excess advances shall be a debt obligation of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made.

11.       ALLOCATIONS AND DISTRIBUTIONS.

The Member shall be entitled to (a) receive all distributions (including, without limitation, liquidating distributions) made by the Company and (b) enjoy all other rights, benefits and interests in the Company.

12.       GOVERNING LAW.

This Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, without regard to principles of conflicts of laws, with all rights and remedies being governed by said laws.

13.       INDEMNIFICATION.

(a)        Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was an officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as an officer, employee or agent or in any other capacity while serving as such an officer, employee or agent, shall be indemnified and held harmless by the Company to the full extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be an officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 13(b) with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); further provided,

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however, that, if the Act requires, an advancement of expenses incurred by an Indemnitee in such person’s capacity as an officer or employee (and not in any other capacity in which service was or is rendered by such Indemnitee while an officer or employee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 13, or otherwise.

(b)       If a claim under Section 13(a) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The Indemnitee shall be presumed to be entitled to indemnification under this Section 13 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Company), and thereafter the Company shall have the burden of proof to overcome the presumption that the Indemnitee is not so entitled. Neither the failure of the Company (including its independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its independent legal counsel) that the Indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled.

(c)        The indemnification provided pursuant to this Section 13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the such Indemnitee.

(d)       The Company may maintain insurance, at its expense, to protect itself and any officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act. The Company may enter into contracts with any Indemnitee in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 13.

(e)        Any person who is or was serving as a director of a wholly owned subsidiary of the Company shall be deemed, for purposes of this Section 13 only, to be an officer or employee of the Company entitled to indemnification under this Section 13.

(f)        The Company may, by action of the Board of Directors or the Member, from time to time, grant rights to indemnification and advancement of expenses to agents of the Company with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of officers and employees of the Company.

(g)        No Indemnitee shall be liable to the Company for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company, except as provided for in the Act.

(h)       Any indemnification pursuant to this Section 13 shall be payable only from the assets of the Company.

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14.       AMENDMENT.

Subject to the other provisions contained herein, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed by the Board of Directors or the Member and shall become effective upon its subsequent approval by the Board of Directors or the Member.

******

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IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the date first written above.

MEMBER:

ALLIANCE GP, LLC
By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

Exhibit B

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

ALLIANCE HOLDINGS GP, L.P.

THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Alliance Holdings GP, L.P., effective as of [•], 2018 (this “Agreement”), is adopted, executed and agreed to by and among Alliance GP, LLC, a Delaware limited liability company, as the General Partner, and Alliance Resource GP, LLC, a Delaware limited liability company, as the Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.  Pursuant to and in accordance with the Simplification Agreement, dated February 22, 2018, by and among Alliance Holdings GP, L.P., Alliance  GP, LLC, Wildcat GP Merger Sub, LLC, MGP II, LLC, ARM GP Holdings, Inc., New AHGP GP, LLC, Alliance Resource Partners, L.P., Alliance Resource Management GP, LLC, and Alliance Resource GP, LLC, this Agreement hereby amends and restates the Amended and Restated Agreement of Limited Partnership of Alliance Holdings GP, L.P., dated as of May 15, 2006, as amended by Amendment No. 1 thereto, dated October 25, 2007.  In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

 “Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.5 as amended or restated from time to time.

 “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner.

“General Partner” means Alliance GP, LLC, a Delaware limited liability company and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership (except as the context otherwise requires).

 “Group Member” means a member of the Partnership and its Subsidiaries.

“Indemnitee” means (a) the General Partner; (b) any Departing General Partner; (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner; (d) any Person who is or was a member, partner, officer, director, fiduciary or trustee of any Group Member, the General Partner or any Departing General Partner or any Affiliate of any Group Member, the General Partner or any Departing General Partner; (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Limited Partner” means Alliance Resource GP, LLC, a Delaware limited liability company and its successors and permitted assigns that are admitted to the Partnership as limited partner of the Partnership (except as the context otherwise requires).

“Partner” means the General Partner or Limited Partner.

“Partnership” means Alliance Holdings GP, LP, a Delaware limited partnership.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

 “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Treasury Regulations”  means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Internal Revenue Code of 1986, as amended, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who has purchased common units of the Partnership pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement entered into in connection with the initial offering and sale of common units of the Partnership, dated May 9, 2006, among

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the Underwriters, the Partnership and certain other parties, providing for the purchase of common units by such Underwriters.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1          Formation.  The Partnership was formed on November 10, 2005 pursuant to the Certificate of Limited Partnership as filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The General Partner Interest and the Limited Partner Interest shall constitute personal property of the owner thereof for all purposes.

2.2        Name.  The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name “Alliance Holdings GP, L.P.”.

2.3        Principal Office; Registered Office.

(a)The principal office of the Partnership shall be at 1717 South Boulder Avenue, Tulsa, Oklahoma 74119 or such other place as the General Partner may from time to time designate by notice to the Limited Partner.

(b)The address of the Partnership’s registered office in the State of Delaware shall be 850 New Burton Road, Suite 201, Dover, DE 19904, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Cogency Global Inc.

2.4          Term.  The Partnership shall continue in existence until an election to dissolve the Partnership by the General Partner.

2.5          Organizational Certificate.  A Certificate of Limited Partnership of the Partnership has been filed by the General Partner with the Secretary of State of the State of Delaware as required by the Delaware Act.  The General Partner shall cause to be filed such other certificates or documents as may be required for the operation and qualification of a limited partnership in the State of Delaware and any jurisdiction in which the Partnership may elect to do business.  The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which limited partners have limited liability) under the laws of Delaware and any state or jurisdiction in which the Partnership may elect to do business.

2.6          Partnership Interests.  The General Partner shall have a non-economic general partner interest in the Partnership (the “General Partner Interest”) and the Limited Partner shall have a 100% limited partner interest in the Partnership (the “Limited Partner Interest”).

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ARTICLE III

PURPOSE

The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

ARTICLE IV

TAX TREATMENT

 For U.S. federal income tax purposes, unless or until the Partnership has more than one owner that is separately regarded for U.S. federal income tax purposes, the Partnership shall be considered disregarded as an entity separate from its sole owner pursuant to Treasury Regulations § 301.7701-3(b).

ARTICLE V

MANAGEMENT AND OPERATIONS OF BUSINESS

Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; the Limited Partner shall not have any power to control or manage the Partnership.

ARTICLE VI

LIMITED LIABILITY OF LIMITED PARTNER

The Limited Partner shall have no liability under this Agreement except as provided in this Agreement or the Delaware Act.

ARTICLE VII

DISSOLUTION AND LIQUIDATION

The Partnership shall be dissolved, and its affairs shall be wound up as provided in Section 2.4.

ARTICLE VIII

AMENDMENT OF PARTNERSHIP AGREEMENT

The General Partner may amend any provision of this Agreement without the consent of the Limited Partner and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

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ARTICLE IX

INDEMNIFICATION AND LIABILITY OF INDEMNITEES

9.1           Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 9.1, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 9.1 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 9.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 9.1.

(c) The indemnification provided by this Section 9.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of outstanding Limited Partner Interests entitled to vote on such matter, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 9.1, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 9.1(a); and action taken or omitted by it with respect

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to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 9.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

 9.2          Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partner or any other Persons who have acquired interests in the securities of the Partnership, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 9.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

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ARTICLE X

GENERAL PROVISIONS

10.1          Addresses and Notices.  Any notice to the Partnership, the General Partner or the Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to Section 2.3(a).

10.2          Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

10.3          Integration.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

10.4          Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

10.5          Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF,  this Agreement has been duly executed by the General Partner and the Limited Partner as of the date first set forth above.

GENERAL PARTNER:

ALLIANCE GP, LLC

By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

LIMITED PARTNER:

ALLIANCE RESOURCE GP, LLC

By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

Signature Page to

Agreement of Limited Partnership of

Alliance Holdings GP, L.P.

Exhibit C

THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

ALLIANCE HOLDINGS GP, L.P.

This Third Amended and Restated Agreement of Limited Partnership (this “Agreement”) of Alliance Holdings GP, L.P., a Delaware limited partnership (the “Partnership”) is adopted, executed and agreed to by and among New AHGP GP, LLC, a Delaware limited liability company, as the General Partner, and Alliance Resource Partners, L.P. a Delaware limited partnership, as the Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein.  Pursuant to and in accordance with the Simplification Agreement, dated February 22, 2018 (the “Simplification Agreement”), by and among the Partnership, Alliance GP, LLC, Wildcat GP Merger Sub, LLC, MGP II, LLC, ARM GP Holdings, Inc., New AHGP GP, LLC, Alliance Resource Partners, L.P., Alliance Resource Management GP, LLC, and Alliance Resource GP, LLC (“SGP”), this Agreement hereby amends and restates the Second Amended and Restated Agreement of Limited Partnership of Alliance Holdings GP, L.P., dated as of [l], 2018 (as amended, the “Existing Agreement”). In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

RECITALS

WHEREAS, the Partnership was formed on November 10, 2005 and a Certificate of Formation was filed with the Secretary of State of the State of Delaware on such date;

WHEREAS, the prior Partners of the Partnership entered into an Amended and Restated Operating Agreement, dated as of May 15, 2006, as amended by Amendment No. 1 thereto, dated October 25, 2007;

WHEREAS, pursuant to the Simplification Agreement, the prior Partners of the Partnership entered into the Existing Agreement on [l], 2018;

WHEREAS, pursuant to the Simplification Agreement, Alliance GP, LLC, the Departing General Partner, contributed the General Partner Interest (as defined below) to the General Partner and ceased to be the general partner of the Partnership, effective as of the date of this Agreement;

WHEREAS, pursuant to the Simplification Agreement, SGP contributed its Limited Partner Interest (as defined below) to the Limited Partner and ceased to be a limited partner of the Partnership, effective as of the date of this Agreement; and

WHEREAS, following the admission of the General Partner to the Partnership, the General Partner desires to amend and restate the Existing Agreement to reflect, among other things, that it is the sole General Partner of the Partnership, the Limited Partner is the sole Limited Partner of the Partnership and the other terms and provisions set forth herein.

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

 “Certificate of Limited Partnership” means the Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware as described in the first sentence of Section 2.5 as amended or restated from time to time.

 “Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such act.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner.

“General Partner” means New AHGP GP, LLC, a Delaware limited liability company and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership (except as the context otherwise requires).

 “Group Member” means a member of the Partnership and its Subsidiaries.

“Indemnitee” means (a) the General Partner; (b) any Departing General Partner; (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner; (d) any Person who is or was a member, partner, officer, director, fiduciary or trustee of any Group Member, the General Partner or any Departing General Partner or any Affiliate of any Group Member, the General Partner or any Departing General Partner; (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and (f) any Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Limited Partner” means Alliance Resource Partners, L.P., a Delaware limited partnership and its successors and permitted assigns that are admitted to the Partnership as limited partner of the Partnership (except as the context otherwise requires).

“Partner” means the General Partner or Limited Partner.

“Partnership” means Alliance Holdings GP, LP, a Delaware limited partnership.

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“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

 “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof; (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Treasury Regulations”  means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Internal Revenue Code of 1986, as amended, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who has purchased common units of the Partnership pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement entered into in connection with the initial offering and sale of common units of the Partnership, dated May 9, 2006, among the Underwriters, the Partnership and certain other parties, providing for the purchase of common units by such Underwriters.

ARTICLE II

ORGANIZATIONAL MATTERS

2.1     Formation.  The Partnership was formed on November 10, 2005 pursuant to the Certificate of Limited Partnership as filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The General Partner Interest and the Limited Partner Interest shall constitute personal property of the owner thereof for all purposes.

2.2      Name.  The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name “Alliance Holdings GP, L.P.”.

2.3      Principal Office; Registered Office.

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(a) The principal office of the Partnership shall be at 1717 South Boulder Avenue, Tulsa, Oklahoma 74119 or such other place as the General Partner may from time to time designate by notice to the Limited Partner.

(b) The address of the Partnership’s registered office in the State of Delaware shall be 850 New Burton Road, Suite 201, Dover, DE 19904, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be Cogency Global Inc.

 2.4      Term.  The Partnership shall continue in existence until an election to dissolve the Partnership by the General Partner.

2.5      Organizational Certificate.  A Certificate of Limited Partnership of the Partnership has been filed by the General Partner with the Secretary of State of the State of Delaware as required by the Delaware Act.  The General Partner shall cause to be filed such other certificates or documents as may be required for the operation and qualification of a limited partnership in the State of Delaware and any jurisdiction in which the Partnership may elect to do business.  The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which limited partners have limited liability) under the laws of Delaware and any state or jurisdiction in which the Partnership may elect to do business.

2.6      Partnership Interests.  The General Partner shall have a non-economic general partner interest in the Partnership (the “General Partner Interest”) and the Limited Partner shall have a 100% limited partner interest in the Partnership (the “Limited Partner Interest”).

ARTICLE III

PURPOSE

The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Delaware Act.

ARTICLE IV

TAX TREATMENT

For U.S. federal income tax purposes, unless or until the Partnership has more than one owner that is separately regarded for U.S. federal income tax purposes, the Partnership shall be considered disregarded as an entity separate from its sole owner pursuant to Treasury Regulations § 301.7701-3(b).

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ARTICLE V

MANAGEMENT AND OPERATIONS OF BUSINESS

Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; the Limited Partner shall not have any power to control or manage the Partnership.

ARTICLE VI

LIMITED LIABILITY OF LIMITED PARTNER

The Limited Partner shall have no liability under this Agreement except as provided in this Agreement or the Delaware Act.

ARTICLE VII

DISSOLUTION AND LIQUIDATION

The Partnership shall be dissolved, and its affairs shall be wound up as provided in Section 2.4.

ARTICLE VIII

AMENDMENT OF PARTNERSHIP AGREEMENT

The General Partner may amend any provision of this Agreement without the consent of the Limited Partner and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

ARTICLE IX

INDEMNIFICATION AND LIABILITY OF INDEMNITEES

9.1      Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 9.1, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; provided, further, no indemnification pursuant to this Section 9.1 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such

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indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 9.1(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 9.1.

(c) The indemnification provided by this Section 9.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of outstanding Limited Partner Interests entitled to vote on such matter, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 9.1, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 9.1(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partner to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 9.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

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 9.2      Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partner or any other Persons who have acquired interests in the securities of the Partnership, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 9.2 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

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ARTICLE X

GENERAL PROVISIONS

10.1      Addresses and Notices.  Any notice to the Partnership, the General Partner or the Limited Partner shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to Section 2.3(a).

10.2      Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

10.3      Integration.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

10.4      Severability.  If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

10.5      Applicable Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

[Signature Page Follows]

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IN WITNESS WHEREOF,  this Agreement has been duly executed by the General Partner and the Limited Partner as of the date first set forth above.

GENERAL PARTNER:

NEW AHGP GP, LLC

By:	/s/ R. Eberley Davis
	Name:	R. Eberley Davis
	Title:	Senior Vice President, General
Counsel and Secretary

LIMITED PARTNER:

ALLIANCE RESOURCE PARTNERS, L.P.

By:	Alliance Resource Management GP, LLC, its general partner
	By:	/s/ R. Eberley Davis
		Name:	R. Eberley Davis
		Title:	Senior Vice President, General
Counsel and Secretary

Signature Page to

Third Amended and Restated Agreement of Limited Partnership of

Alliance Holdings GP, L.P.

Exhibit D

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NEW AHGP GP, LLC

A Delaware Limited Liability Company

This Amended and Restated Limited Liability Company Agreement, dated as of [•], 2018 (this “Agreement”), is adopted, executed and agreed to by Alliance Resource Partners, L.P., a Delaware limited partnership (the “Member”).

R E C I T A L S:

WHEREAS, New AHGP GP, LLC, a Delaware limited liability company (the “Company”), was formed pursuant to that certain Certificate of Formation filed with the Secretary of State of the State of Delaware on February 20, 2018;

WHEREAS, on February 20, 2018, the prior member of the Company entered into that certain Limited Liability Company Agreement of the Company (the “Original Agreement”); and

WHEREAS, the Member desires to amend and restate the Original Agreement to reflect the admission of Alliance Resource Partners, L.P. as the Member of the Company.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the Member does hereby amend and restate the Original Agreement, effective as of the date hereof, to provide, in its entirety, as follows:

1.         Formation.  The Company has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).  This Agreement shall be deemed to have become effective upon the formation of the Company.

2.         Name.  The name of the Company is “New AHGP GP, LLC”.  All Company business shall be conducted in that name or such other names that comply with applicable law as the Member may select from time to time.

3.         Principal Office in the United States; Other Offices.  The principal office of the Company in the United States shall be located at such place as the Member may designate from time to time, which need not be in the State of Delaware.  The Company may have such other offices as the Member may designate from time to time.

4.         Term.  The Company shall have a perpetual existence, unless and until it is dissolved in accordance with Section 12 below.

5.         Registered Office; Registered Agent.  The registered office and registered agent of the Company in the State of Delaware shall be as specified in the Certificate of Formation (the “Certificate”) or as determined by the Member from time to time in the manner provided by applicable law.

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6.         Purpose.  The purpose of the Company is to engage in any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

7.         Member.  The “Member” of the Company is the entity set forth on Exhibit A hereto, as such Exhibit A may be amended from time to time.

8.         Contributions.  Without creating any rights in favor of any third party, the Member may, from time to time, make contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

9.         Distributions.  The Member shall be entitled to (a) receive 100% of all distributions (including, without limitation, liquidating distributions) made by the Company and (b) enjoy all other rights, benefits and interests in the Company.

10.       Management.

a.          The management of the Company is fully reserved to the Member, and the Company shall not have “managers” as that term is used in the Act.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, who shall make all decisions and shall be authorized to take any and all actions for the Company.

b.         The Member may designate one or more other persons to be officers of the Company (each, an “Officer”) to assist in carrying out the Member’s decisions and the day-to-day activities of the Company.  Officers are not “managers” as that term is used in the Act.  Any Officers who are so designated shall have such titles and authority and perform such duties as the Member may delegate to them.  The salaries or other compensation, if any, of the Officers of the Company shall be fixed by the Member.  Any Officer may be removed as such, either with or without cause, by the Member and any vacancy occurring in any office of the Company may be filled by the Member.  Designation of an Officer shall not of itself create contract rights.

11.       Ownership.  The Member is the holder of 1,000 Units of the Company representing 100% of the Membership Interests in the Company.  “Membership Interest” means the ownership interest (on a percentage basis) of the members in the Company, including, without limitation, rights to distributions, allocations, information, and to consent to or approve.  The Member shall have the right to assign all or a portion of such Membership Interests.

12.       Dissolution.  The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect.  No other event (including, without limitation, an event described in Section 18-801(a)(4) of the Act) will cause the Company to dissolve.

13.       Liability.

a.          The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided herein or by applicable law.

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b.         The Company shall indemnify and hold harmless (i) any Officers of the Company and (ii) the Members and its respective partners, shareholders, officers, directors, managers, employees, agents and representatives, and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons, in each case, to the fullest extent permitted by applicable law.

14.       Amendment.  This Agreement may be amended from time to time only with the written consent of the Member.

15.       Governing Law.  This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware (excluding its conflict-of-laws rules).

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, have caused this Agreement to be duly executed as of the date first written above.

SOLE MEMBER:

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its general partner

	By:	/s/ R. Eberley Davis
		Name:	R. Eberley Davis
		Title:	Senior Vice President, General
Counsel and Secretary

SIGNATURE PAGE TO THE

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

NEW AHGP GP, LLC

EXHIBIT A

MEMBER	UNITS	MEMBERSHIP INTEREST
Alliance Resource Partners, L.P.	1,000	100%

EXHIBIT A TO THE

LIMITED LIABILITY COMPANY AGREEMENT OF

NEW AHGP GP, LLC